                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is entered into this 28th day of January, 1999, between BASIN EXPLORATION, INC., a Delaware corporation (the "Corporation"), and PATRICK A. JACKSON (the "Officer").

                                       RECITAL

     The Officer has accepted the Corporation's appointment as the Corporation's Vice President of Onshore Exploration, and the Corporation and the Officer desire to set forth herein the terms and conditions of his employment.

                                      AGREEMENT

     The parties hereto agree as follows:

     1.  AGREEMENT TO SERVE.

          1.1 TITLE. The Corporation shall employ the Officer and the Officer shall serve in the employ of the Corporation as its Vice President of Onshore Exploration to establish, implement and direct an exploration and development program in the onshore areas of the United States and such other areas as may from time to time be directed or requested by the Corporation acting through its President.

          1.2 DUTIES. The Officer shall assume and discharge the responsibilities of Vice President (as set forth in the Bylaws of the Corporation), as well as such other responsibilities as may be assigned to him by the Board of Directors (the "Board") of the Corporation and as are appropriate to the offices he holds. Such responsibilities shall include, without limitation, those activities allocated to the position in an Onshore Business Plan to be developed by the Officer in conjunction with other executives of the Corporation (the "Plan") including the hiring and direction of geoscientists and support personnel consistent with the Plan. The Officer shall perform his responsibilities to the best of his abilities and shall devote his entire business time and attention to the good faith performance of his responsibilities. The Officer shall report to the Corporation's Chief Executive Officer. The Officer shall maintain his offices at both the Corporation's offices in Houston, Texas and in Denver, Colorado until the first to occur of (i) the Officer determines to relocate to Denver full time or (ii) the Corporation determines, no sooner than September 2000, to assign a primary location to the Officer in either Houston or Denver. This decision will integrate such factors as relative activity levels between the Houston and Denver offices and continuity of senior management decision-making and communication. Attached as Exhibit A are the terms and conditions governing the Officer's commuting and relocation.

          1.3 TERMINATION OF PRESENT EMPLOYMENT. No later than January 31, 1999, the Officer will give notice of termination of his Employment Agreement with Amoco Production Company ("Amoco"). The Officer represents to the Corporation that he is under no contractual or other restriction with Amoco that would prevent him from terminating his employment with that company or from accepting employment with the Corporation or that would subject the Corporation to liability for negotiating and executing this Agreement with the Officer.

     2.  TERMS OF EMPLOYMENT.

          2.1 BASIC TERM. The term of the Officer's employment under this Agreement (the "Term") shall commence on February 1, 1999, and end three years from the commencement date. After the Term, if the Officer continues as the Vice President of Onshore Exploration of the Corporation, the Corporation will enter into a separate agreement to provide protection against Termination Upon a Change of Control, with compensation no less favorable to the Officer than the compensation provided for in Sections 2.7, 4.1(a), 4.1(c), 4.1(d) and 4.1(e) of this Agreement or the compensation provided for in the change of control agreements accorded other vice presidents of the Corporation. The Officer has the right to elect which arrangement shall apply.

          2.2 TERMINATION FOR CAUSE. The Corporation shall have the right to terminate the Officer for cause and said termination shall be effected by written notification to Officer. Grounds for termination for cause shall include only, (i) the Officer's material breach of any terms of this Agreement, if such material breach has not been substantially cured within thirty (30) days following written notice to the Officer from the Corporation of such breach setting forth with specificity the nature of the breach or, if cure cannot reasonably be effected within such 30-day period, if the Officer does not commence such cure within such 30-day period and thereafter pursue such cure continuously and with due diligence until cure has been effected;
(ii) willful and continual failure or refusal to (a) follow written policies or directives established by the Board of Directors of the Corporation or (b) perform Officer's duties set forth in Section 1.2 of this Agreement (other than failure resulting from the Officer's incapacity due to physical or mental illness); (iii) the Officer's willful dishonesty towards, fraud upon, felony crime against, deliberate material injury or material bad faith action with respect to, or deliberate or attempted injury to the Corporation; or
(iv) the Officer's conviction for any felony crime (whether in connection with the Corporation's affairs or otherwise). Upon the date of termination of his employment, the Corporation shall immediately pay all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, including, without limitation, the compensation contemplated by Article 4, and all of the Officer's stock options and other incentive compensation shall be void to the extent not previously exercised or vested.

          2.3 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Corporation shall have the right, upon 30 days written notification to the Officer, to terminate the Officer's employment without cause. The Officer shall have the right, upon 30 days written notification to the Corporation, to terminate the Officer's employment for Good Reason (as defined in Section 2.7(a)). Upon any termination by the Corporation without cause or termination by the Officer for Good Reason in the absence of a Change in Control, (i) the Officer shall be paid all accrued salary, vested deferred compensation (other than pension plan or profit-sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any plans of the Corporation in which the Officer is a participant, and any appropriate business expenses incurred by the Officer in connection with his duties hereunder, all to the effective date of termination ("Accrued Compensation"), and all compensation provided for in Section 4.1(b) and (ii) and all of the Officer's options shall be deemed fully vested and exercisable.

          2.4 DISABILITY. If, during the Term of this Agreement, the Officer, in the reasonable judgment of the Chief Executive Officer of the Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental disability, which condition renders the Officer incapable of performing the duties of his office, and such condition continues for a period of more than six (6) consecutive months or for a total of six months during any 12-month period, the Corporation shall have the right to terminate the Officer's employment hereunder by written notification to the Officer and payment to the Officer of all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, without prejudice to his claims for payments from any benefit plans.

          2.5 DEATH. In the event of the Officer's death during the Term of this Agreement, the Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs, and the Corporation shall pay to his estate all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, unless provided by a welfare benefit plan for which the Officer is eligible as an employee of the Corporation or as otherwise provided by law (i.e. workers compensation law).

          2.6 VOLUNTARY TERMINATION. In the event Sections 2.2, 2.3, and 2.7 are not applicable, the Officer may, upon 30 days written notification to the Corporation, voluntarily terminate his employment hereunder. Upon the date of termination of his employment, the Corporation shall immediately pay all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, including, without limitation, the compensation contemplated by Article 4.

          2.7 TERMINATION UPON A CHANGE IN CONTROL. In the event of a Termination Upon a Change in Control, the Officer shall immediately be paid all Accrued Compensation and the severance compensation provided for in
Section 4.1(c). "Termination Upon a Change in Control" shall mean a termination by the Corporation without Cause or a termination by the Officer for Good Reason (as defined below) of the Officer's employment with the Corporation, in each case following a "Change in Control" (as defined below).

               (a) For purposes of this Agreement "Good Reason" shall include any of the following (without the Officer's express written consent):

                         (i)  the assignment to the Officer by the
     Corporation of any duties materially inconsistent with, or a substantial alteration in the nature or status of, the Officer's responsibilities as contemplated by this Agreement;

                         (ii)  a reduction by the Corporation in the
     Officer's compensation, benefits or perquisites as in effect during the Term of this Agreement;

                         (iii) a relocation of the Corporation's principal offices to a location outside Denver, Colorado, or Houston, Texas, or the Corporation's relocation of the Officer to any place other than the offices of the Corporation located in Houston, Texas, or Denver, Colorado, it being understood that such relocation shall not be deemed to have occurred on the basis of reasonably required travel by the Officer on the Corporation's business to an extent substantially consistent with the Plan;

                         (iv) any material breach by the Corporation of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by the Officer to the Corporation of such breach setting forth with specificity the nature of the breach; or

                         (v) any failure by the Corporation to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Corporation.

               (b) For purposes of this Agreement, "Change in Control" shall mean the following:

                         (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or Mr. Michael Smith (or his affiliates or associates) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than thirty-three and one-third percent (33-1/3%) of the then outstanding voting stock of the Corporation; or

                         (ii) Individuals who, as of the date hereof, constitute the Board (and any new director whose election by the Board or whose nomination for election by the Corporation's stockholders is approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election is subsequently so approved) cease for any reason to constitute a majority thereof; or

                         (iii)  The stockholders of the Corporation
     approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; provided, however, that if the merger, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred; or

                         (iv) Michael Smith voluntarily terminates his employment as Chief Executive Officer or his employment as Chief Executive Officer is terminated following any of the events described in subsections (i), (ii) or (iii) above, if the Officer elects to treat such occurrence as a Change of Control by written notice to the Corporation no later than 120 days from the date of termination of Mr. Smith's employment as Chief Executive Officer.

               (c) Notwithstanding anything else in this Agreement, solely in the event of a Termination Upon a Change in Control pursuant to Section 2.7, the aggregate of the amount of severance compensation paid to the Officer under this Agreement or otherwise shall not include any amount that the Corporation is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

     3.  COMPENSATION.

          3.1 BASE SALARY. The Corporation agrees to pay the Officer for his services hereunder a salary at the rate of $14,166.67 per month ("Base Salary") payable in equal semimonthly installments in arrears during the term of this Agreement. Such amount may be increased, but not decreased below the amount stated in this section 3.1, during the term of this Agreement.

          3.2 BENEFITS. The Officer shall be entitled to participate in any of the Corporation's benefit and deferred compensation plans as are from time to time available to the officers of the Corporation, including the Corporation's 401(k) plan, medical and dental plans, and life and disability insurance plans (provided, however, that the Officer's benefits may be modified or the Officer may be denied participation in any such plan because of a condition or restriction imposed by law or regulation or third-party insurer or other provider relating to participation of officers).

          3.3 BONUS. The Officer shall be entitled to participate in the Corporation's bonus program applicable to other officers and employees of the Corporation, provided, however, that in determining the appropriate amount of the Officer's bonus for any period, the Board of Directors will take into account the amount, if any, of proceeds received by the Officer from the onshore overriding royalty plan described in Section 3.6. In addition, on February 15, 1999 the Corporation will pay to the Officer a bonus of $65,000 (subject to required withholding taxes and other deductions required by law), subject to reduction or refund by the Officer to the Corporation when and to the extent, if any, (i) the Officer voluntarily terminates his employment with the Corporation pursuant to Section 2.6 within two years from the commencement of his employment hereunder, (ii) is terminated for cause as provided in Section 2.2, or (iii) receives prior to or during the term of this Agreement a severance payment from Amoco in connection with termination of his employment with Amoco. The Officer agrees to attempt to use reasonable diligence to attempt to collect such severance payment from Amoco but shall not be obligated to pursue legal action.

          3.4 STOCK OPTIONS. The Officer shall be granted an option under the Corporation's Equity Incentive Plan to purchase 60,000 shares of the Corporation's common stock, at a purchase price equal to the fair market value of the common stock at the close of business on November 30, 1998, such options to be incentive stock options to the extent permissible under Section 422 of the Internal Revenue Code of 1986 or, at the Officer's election, non-qualified stock options if the Officer does not elect to meet the tests required under Section 422. The options will vest in three equal installments over the three-year period commencing February 1, 1999, will be exercisable for the Term of this Agreement and for any additional period during the Officer is employed by the Corporation (to the extent vested at termination) and will have a term of ten years. The exercise price may be paid by delivery to the Corporation of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Corporation the amount of the proceeds of the sale of all or a portion of the shares of stock or of a loan from the broker to the Officer necessary to pay the exercise price. The grant of stock options hereunder shall be memorialized by a written Stock Option Agreement on the Corporation's standard form, a copy of which is attached hereto as Exhibit B. The Officer shall be eligible to receive additional grants of incentive compensation under the Equity Incentive Plan at the discretion of the Compensation and Incentive Committee of the Board of Directors; provided, however, that the Officer shall receive a guaranteed minimum grant of 5,000 performance shares during the Performance Cycle beginning in 1999 under the Corporation's Performance Shares Plan.

          3.5 OTHER PERQUISITES. The Officer shall be entitled to expense reimbursements, vacation and other benefits in accordance with the practices of the Corporation.

          3.6 OVERRIDING ROYALTY. The Officer shall be entitled to participate in an onshore overriding royalty plan to be established by the Corporation for the Officer, geoscientists hired by the Officer and other personnel on terms to be approved by the Compensation and Incentive Committee of the Board of Directors but providing for a total amount of available overriding royalty in the amount of 2.5% of the working interest acquired by the Corporation and its investors and program participants, an allocation to individual participants of no greater than .625%, and other terms and conditions comparable to the Gulf Coast Geoscientists Overriding Royalty Plan currently in effect for the Corporation's offshore activities.

     4.  COMPENSATION UPON TERMINATION.

          4.1 CALCULATION AND PAYMENT OF COMPENSATION.

               (a) In the event the Officer's employment is terminated under Sections 2.3 or 2.7, the parties acknowledge that the Officer will sustain actual damages, the amount of which is indefinite, uncertain and difficult of exact ascertainment because of the uncertainties of successfully relocating and seeking a comparable position. In order to avoid dispute as to the amount of such damages and the mutual expense and inconvenience such dispute would entail, the Corporation and the Officer have agreed hereby that the Corporation shall pay to the Officer compensation as provided in Sections 4.1(b) or 4.1(c), as applicable. It is hereby agreed that in the event of any such termination, the Officer shall receive such amounts as herein provided, not as a penalty, but as the Officer's agreed compensation and sole damages for the termination of this Agreement, in lieu of the Officer's proof of his actual damages on that account. All such compensation shall be without prejudice to the Officer's right to receive all Accrued Compensation (as defined in Section 2.3) earned and unpaid up to the time of termination.

               (b) In the event the Corporation or the Officer terminates the Officer's employment at any time prior to the end of the Term pursuant to
Section 2.3, then the Corporation shall pay compensation in an amount equal to the Officer's Base Salary (at the rate payable at the time of such termination) for the balance of the Term on the dates specified in Section 3.1, plus a bonus for each year (or pro rata part thereof) remaining in the Term equal to the average annualized bonus received by the Officer prior to termination.

               (c) In the event the Officer's employment is terminated at any time prior to the end of the Term pursuant to Section 2.7, then the Corporation (i) shall pay to the Officer in a lump sum in cash within five
(5) days of the date of termination an amount equal to three times the sum of
(x) the Officer's Base Salary (calculated at the rate of his Base Salary for the 12 months preceding the date of termination) plus (y) a bonus equal to the average annualized bonus received by the Officer prior to termination, and (ii) shall make all of the Officer's options fully vested and exercisable.

               (d) Following a termination under Section 2.3, the Officer may in the Officer's sole discretion, by delivery of a notice to the Corporation within thirty (30) days following such termination, elect to receive from the Corporation a lump sum payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Officer pursuant to Section 4.1. Such present value shall be determined as of the date of delivery of the notice of election of the Officer and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury Bills, as reported in the Wall Street Journal (or similar publication) on the date of delivery of the election notice. If the Officer elects to receive a lump sum payment pursuant to this Section 4.1(d), the Corporation shall make such payment to the Officer within sixty (60) days following the date on which the Officer notifies the Corporation of the Officer's election.

               (e) No deduction shall be made by the Corporation under this
Section 4.1 for any compensation earned by the Officer from any other employment or for any other monies otherwise received by the Officer from any third parties subsequent to termination of employment hereunder.

     5. PROTECTION OF CORPORATION INTERESTS.

          5.1. CONFIDENTIALITY. The Officer acknowledges that in the course of his employment by the Corporation he will receive, obtain or develop certain trade secrets, programs, geologic, geophysical, engineering and exploration data, and other confidential information relating to the Corporation's business. The Officer understands that such information is confidential and agrees not to reveal such information and knowledge to anyone outside the Corporation or use the information in competing with the Corporation for his own benefit while he is employed by the Corporation hereunder or for a period of three years following the termination of his employment with the Corporation, subject to Section 5.2(c) below with respect to the Officer's right to compete with the Corporation after termination of employment. Upon termination of employment, the Officer shall surrender to the Corporation all papers, documents, writings, work product and other property produced by him or coming into his possession during such employment. The Officer agrees that all such material will at all times remain the property of the Corporation.

          5.2. NONCOMPETE.  The Officer further understands and agrees that:

               (a) During his employment hereunder the Officer shall not directly or indirectly, unless the Corporation gives its prior written consent:

                         (i) consult with, act as agent for, or otherwise intentionally assist any Competitor to compete or prepare to compete with the Corporation in any of the Corporation's then businesses;

                         (ii)  own any interest (other than a passive
     investment interest of not more than 5% of the voting securities) in any Competitor; or

                         (iii) take any action specifically intended to divert from the Corporation to any Competitor or to the Officer or any person directly or indirectly related thereto any opportunity which would be within the scope of the Corporation's existing or planned or contemplated business.

For purposes of this Agreement, a "Competitor" means any entity which at relevant times engages or is making plans to engage, in whole or in part, in the oil and gas exploration and production business.

               (b) Prior to the effective date of termination of this Agreement, except in the performance of his duties for the Corporation, the Officer will not directly or indirectly, individually or as an agent, officer or employee of another, participate in or otherwise be involved in (i) the review, interpretation or evaluation of geological or geophysical data pertaining to, (ii) the negotiation, acquisition, or disposition of, or (iii) the supervision of the development of, in each case, "Prospects," which for purposes hereof are defined as those leads, opportunities, projects and other ideas identified or generated by the Corporation's employees or consultants or other parties during the Officer's employment under this Agreement; and

               (c) After the effective date of termination of this Agreement, the Officer shall be released of the foregoing covenant in Section 5.2(b) as to all areas of the United States or any other country not designated by the parties as "Reserved Prospects" in the following manner. The Officer shall submit to the Corporation a list of all Prospects identified or generated by the Corporation's employees or consultants during the Officer's employment under this Agreement which the Corporation intends to evaluate or is actively evaluating or in which the Corporation is conducting or planning to conduct exploration, acquisition, or development activities ("Reserved Prospects"). The Corporation will either approve such list within 30 days of submittal or 30 days after the date of termination of this Agreement, whichever last occurs, or within such period notify the Officer of any additions to, subtractions from, or other proposed changes to such list. As to those Reserved Prospects to which the parties agree, the Officer will not directly or indirectly, individually or as an agent, officer or employee of or advisor to another undertake any action for a period of two years from the effective date of termination of this Agreement. As to those Prospects over which the parties disagree regarding their designation as Reserved Prospects, the parties shall resolve such dispute pursuant to binding arbitration under the Rules of the American Arbitration Association ("AAA") in effect on the date of the demand for arbitration, and until such resolution the covenant contained in subparagraph (b) above shall continue to apply to all potentially affected Reserved Prospects designated by either party. Any party desiring arbitration shall give written notice to the other party setting forth those disputed Reserved Prospects to be subject to arbitration. The party receiving the demand shall have ten days to either
(i) resolve the dispute as to the disputed Reserved Prospects or (ii) provide written notice of acceptance of arbitration as to those disputed Reserved Prospects which remain unresolved; failure to respond shall be deemed an election to arbitrate all matters specified in the notice. Following acceptance of arbitration, each party shall have thirty days to select an arbitrator. Those arbitrators will then, in turn, have 14 days to select a third arbitrator. Notwithstanding any rule of the AAA to the contrary, any disinterested adult can serve as an arbitrator and need not be listed or provided by the AAA. Once selected, the arbitrators will schedule and conduct arbitration as soon as practicable. The costs of arbitration shall be allocated to the parties as determined by the arbitrators. Section 6.4 of this Agreement shall apply to any arbitration hereunder to the extent not in conflict with the specific provisions hereof.

               (d) The Officer shall (i) review the written policies of the Corporation regarding the dealing in securities of the Corporation and (ii) comply where relevant with every rule of law or regulation of the Nasdaq Stock Market or other stock exchange on which the Corporation's securities are or may be traded, all applicable regulatory authority and every rule or code of conduct of the Corporation in relation to dealings in securities of the Corporation or any associated company.

     6. MISCELLANEOUS.

          6.1 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

          6.2 WITHHOLDINGS. All compensation and benefits to the Officer hereunder, including, without limitation, those payments contemplated by Article 4, shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

          6.3 INDEMNIFICATION. Subject to the Officer's representation under Section 1.3, the Corporation hereby agrees to indemnify the Officer from and against any and all liability, loss, or expense (including reasonable attorneys' fees) that the Officer may suffer as a result of any claims, suits, actions, or proceedings arising out of any allegation that the Officer's duties and responsibilities hereunder conflict with the Officer's obligations to a former employer.

          6.4  ARBITRATION.  In addition to the matters to be resolved under
Section 5.2, the parties hereby submit all controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof to arbitration by three arbitrators in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force. If such rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable.

     Within 30 days of the receipt by one party of a written notice to arbitrate delivered by the other party, each party shall select one arbitrator by written notice to the other party. Within 30 days of the delivery of both notices, the two arbitrators will select a third arbitrator.
 If the two cannot agree on such third arbitrator, the selection of a third arbitrator shall be made by the Chief Judge of the U.S. District Court for the District of Colorado or, if such judge refuses to act, such selection shall be made in accordance with the procedures of the American Arbitration Association.

     Awards shall be final and binding on all parties to the extent and in the manner provided by Colorado law. Each award shall expressly entitle the prevailing party to recover such party's attorneys' fees and costs, and the award shall specifically allocate such fees and costs between the parties. All awards may be filed by any party with the Clerk of the District Court in the City and County of Denver, Colorado, and an appropriate judgment entered thereon and execution issued therefor. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefor, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or its property.

          6.5 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement represents the entire agreement between the parties and may be amended, modified, superseded, or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall not affect the right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

          6.6 APPLICABLE LAW. This Agreement shall be construed under and governed by the laws of the State of Colorado.

          6.7 SURVIVAL. Termination of this Agreement shall not terminate any right or obligation accrued prior to the date of termination, except as otherwise provided herein. Article 5 shall survive the termination of this Agreement for the period of the Officer's employment with the Corporation.

          6.8 ASSIGNMENT. Except in connection with a transfer of this Agreement to a successor of the Corporation by reason of a Change of Control, the Corporation shall not assign this Agreement other than to an affiliate of the Corporation without the consent of the Officer, which consent may be withheld in the Officer's sole discretion. The Officer shall not assign his rights or obligations under this Agreement without the consent of the Corporation, which consent may be withheld in the Corporation's sole discretion.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above entered.

                                           BASIN EXPLORATION, INC.



                                           By
                                             -------------------------------
                                             President




                                           ---------------------------------
                                           PATRICK A. JACKSON